UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 19, 2003


                PARAMCO FINANCIAL GROUP, INC.
            -------------------------------------
   (Exact name of registrant as specified in its charter)






   Delaware                000-32495                 88-0441287
 ------------           ----------------           ---------------
(State or other       (Commission File No.)       (I.R.S. Employer
jurisdiction of                                  Identification No.)
incorporation or
 organization)




     4610  So. Ulster Street, Suite  150,  Denver, Colorado 80237
   -----------------------------------------------------------------
             (Address of principal executive offices)




 Registrant's telephone number, including area code:   (720)  528-7303


                                N/A
                           --------------
   (Former  name or  former address, if changed since last report)






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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     Purchase of Royal Federal, Inc.

     1.   The Transaction.

          Pursuant to a Purchase Agreement dated September 19, 2003, the Company, on September 19, 2003, closed a transaction, whereby it acquired all of the issued and outstanding shares of capital stock of Royal Federal, Inc., a Louisiana corporation ("RFI") from Ronald P. Savoie and Lawrence B.
          Kolber.   In exchange for all of the shares common
          stock of RFI, the Company issued an aggregate of 100,000 shares of its restricted common stock, comprised of 50,000 shares to Ronald P. Savoie and 50,000 shares to Lawrence B. Kolber.

     2.   Description of Business of Royal Federal, Inc.

          General.

          RFI is a New Orleans, Louisiana - based mortgage broker, specializing in the sub-prime mortgage lending market in the states of Louisiana and Mississippi.


Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

          a.   Financial Statements.

               1.   Financial Statement of Business Acquired

               The required financial statements are not currently available. Pursuant to paragraph
               (a) (4) of Item 7, the required statements will be filed as soon as practicable, but no later than 60 days after the date this Form 8-K is required to be filed.

               2.   Pro forma Financial Information

               The required pro forma financial information is not currently available. Pursuant to paragraph (b) (2) of Item 7, the required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K is required to be filed.





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          b.   Exhibits.

               10.9 Purchase Agreement by and among  Paramco
                    Financial Group, Inc., Ronald P. Savoie and Lawrence B. Kilber dated September
                    19, 2003.

               99.19     Press Release by Paramco Finanical
                    Group, Inc., dated October 2, 2003,
                    concerning the acquisition of Royal
                    Federal, Inc. by Paramco Financial
                    Group, Inc.


























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                         SIGNATURES


           Pursuant  to  the requirements of the  Securities
Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:    October 2, 2003      PARAMCO FINANCIAL GROUP, INC.



                              /s/ Paul S. Sidey
                              ------------------------
                              Paul S. Sidey, President































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